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Exhibit 4.4       WARRANT TO PURCHASE SHARES OF COMMON STOCK FROM COMTREX
                  SYSTEMS CORPORATION AND EXHIBIT A (REGISTRATION RIGHTS DECLARATION), DATED FEBRUARY 8, 1999, ISSUED TO ALVIN L. KATZ



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS WARRANT MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO COMTREX SYSTEMS CORPORATION THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR (ii) SUCH REGISTRATION.


                           COMTREX SYSTEMS CORPORATION

                                     WARRANT
                                   TO PURCHASE
                             SHARES OF COMMON STOCK

         For value received, ALVIN L. KATZ, and his successors or assigns (collectively, the "Holder"), are entitled to purchase from Comtrex Systems Corporation, a Delaware corporation (the "Company"), up to One Hundred Twenty Thousand (120,000) fully paid and nonassessable shares of the Company's common stock, $0.001 par value per share, or such greater or lesser number of such shares as may be determined by application of the anti-dilution provisions of this warrant, (a) 40,000 of which may be purchased at a price of $1.00 per share on or before the second (2nd) anniversary of the date hereof, (b) 40,000 of which may be purchased at a price of $1.50 per share on or before the third
(3rd) anniversary of the date hereof, and (c) 40,000 of which may be purchased at a price of $3.00 per share on or before the third (3rd) anniversary of the date hereof, all subject to adjustments as noted below (individually or in the aggregate, the "warrant exercise price").

         This warrant may be exercised by Holder at any time or from time to time beginning on the date hereof and prior to the close of business of the Company on the applicable expiration date set forth above.

         This warrant is subject to the following terms and conditions:

         1. Exercise. The rights represented by this warrant may be exercised by the Holder, in whole or in part, by written election, in the form set forth below, by the surrender of this warrant (properly endorsed if required) at the principal office of the Company, by payment to it by cash, certified check or bank draft of the applicable warrant exercise price for the shares to be purchased and by delivery of a subscription agreement, an investment letter and/or similar documents acceptable to the Company demonstrating that the sale of the shares to be purchased is exempt from registration under the Securities Act of 1933, as amended, and any state securities law. The shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the warrant exercise price. Certificates for the shares of stock so purchased, bearing an appropriate restrictive legend, shall be delivered to the Holder within thirty
(30) days after the rights represented by this warrant shall have been so exercised, and, unless this warrant has expired, a new warrant representing the number of shares, if any, with respect to which this warrant has not been exercised shall also be delivered to the Holder hereof within such time. No fractional shares shall be issued upon the exercise of this warrant.

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         2. Shares. All shares that may be issued upon the exercise of the rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. During the period within which the rights represented by this warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this warrant.

         3. Adjustment. The warrant exercise price shall be subject to adjustment from time to time as hereinafter provided in this paragraph 3:

                  (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares pursuant to a stock split or stock dividend, and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the warrant exercise price(s) in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the terms and conditions specified in this warrant and in lieu of the shares of the common stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this warrant and had received such shares of common stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

                  (c) Upon each adjustment of the warrant exercise price(s), the Holder shall thereafter be entitled to purchase, at the warrant exercise price(s) resulting from such adjustment, the sum of the number of shares obtained by multiplying each warrant exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto at such exercise price immediately prior to such adjustment and dividing the product thereof by the corresponding new warrant exercise price resulting from such adjustment.

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         4. No Rights as Shareholder. This warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         5. Transfer. This warrant may not be sold, transferred or otherwise disposed of without (i) an opinion of counsel satisfactory to the Company that such sale, transfer or other disposition may lawfully be made without registration under the Securities Act of 1933, as amended, and applicable state securities laws, or (ii) registration under the Securities Act of 1933, as amended, and all applicable state securities laws. Subject to the foregoing, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this warrant properly endorsed. The bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         6. Registration Rights. Holder shall be entitled to the registration rights set forth on Exhibit A to this warrant.

         7. Writing. This warrant may not be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         8. Governing Law. This warrant shall be governed by and construed in accordance with the laws of the State of New Jersey without regards to its conflict of laws rules.

         IN WITNESS WHEREOF, the Company has caused this warrant to be executed and delivered by a duly authorized officer.

Dated:  February 8, 1999

                                            COMTREX SYSTEMS CORPORATION


                                            By:_____/s/_________________________
                                                     Jeffrey C. Rice
                                                     President


Name and Address of Holder:

Alvin L. Katz
301 North Birch Road
Ft. Lauderdale, FL 33304-4211

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                                WARRANT EXERCISE

                (To be signed only upon exercise of this warrant)

         The undersigned, the Holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, a total of ___________ shares of common stock of Comtrex Systems Corporation, to which such warrant relates and herewith makes payment of $___________ therefor in cash, certified check or bank draft and requests that the certificates for such shares be issued in the name of, and be delivered to ______________________, whose address is set forth below the signature of the undersigned. The number of shares to be purchased at each exercise price is as follows:

         Number of Shares                            Purchase Price
         ----------------                            --------------

         _______________________                     $
         _______________________                     $
         _______________________                     $


Dated: _______________________                        _________________________
                                                      Signature

Social Security or other Tax Identification No.


If shares are to be issued other than to Holder:

Please print present name and complete address

_______________________
_______________________
_______________________


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                               WARRANT ASSIGNMENT

                (To be signed only upon transfer of this warrant)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by the foregoing warrant to purchase the shares of common stock of Comtrex Systems Corporation and appoints ______________________ attorney to transfer such right on the books of Comtrex Systems Corporation, with full power of substitution in the premises.

Dated:__________________                                _______________________
                                                        Signature

Social Security or other Tax Identification No.

__________________________________

Please print present name and complete address

_______________________
_______________________
_______________________


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                         Registration Rights Declaration

         1.       Piggyback Registration Rights.

                  (a) At any time that the Company proposes to file a Registration Statement (as such term is defined hereinafter) and there are Registrable Shares (as such term is defined hereinafter) then outstanding, the Company will, prior to such filing, give written notice (the "Registration Notice") to the Holder of its intention to do so and, upon the written request of the Holder received by the Company within twenty (20) days of the date of the Registration Notice (which request shall state the intended method of disposition of the Registrable Shares), the Company will use reasonable commercial efforts to include in the Registration Statement all Registrable Shares theretofore issued to the Holder which the Company has been requested by the Holder to register and to cause all such Registrable Shares to be registered under the Securities Act of 1933, as amended (the "33 Act"), to the extent necessary to permit their sale or other disposition by the Holder in accordance with the intended methods of distribution specified in the request of the Holder delivered to the Company; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this paragraph 1(a) without obligation to the Holder if the Registration Statement is also postponed or withdrawn.

                  (b) If a Registration Statement is filed by the Company in connection with any underwritten public offering of shares of the Company's Common Stock, the Company shall not be required to include any Registrable Shares in such Registration Statement or otherwise register any Registrable Shares under the 33 Act unless the Holder accepts the terms of the underwriting as agreed upon by the Company and the underwriters selected by the Company, and then only in a quantity as will not, in the judgment of such underwriters, jeopardize the success of the offering by the Company. If in the opinion of the underwriter the registration of all, or any part of the Registrable Shares, would adversely affect the offering, then the Company shall only be required to include in the underwriting the number of Registrable Shares which the managing underwriter believes may be sold without causing any such adverse effect.

                  (c) For purposes of this Registration Rights Declaration and the warrant to which it is attached, the term "Registrable Shares" shall mean any shares of the Company's Common Stock issued and outstanding as a result of an exercise of the warrant so long as such shares are not then freely tradeable pursuant to Rule 144 promulgated under the Act, or any successor statute thereto.

                  (d) For purposes of this Registration Rights Declaration and the warrant to which it is attached, the term "Registration Statement" shall mean a registration statement filed by the Company with the Securities and Exchange Commission for a public offering and sale of the Common Stock of the Company (other than a registration statement on Form S-8 or Form S-4 or any other form not available for registering the Registrable Shares for sale to the public).

         2. Expenses. With respect to any registration of shares pursuant to paragraph 1 hereof, the Company shall bear the following fees, costs and expenses: all SEC registration, SEC filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, and the premiums and other costs of policies of insurance against liability arising out of the public offering. Fees and disbursements of counsel and accountants for Holder, underwriting discounts and commissions and transfer taxes for Holder and any other expenses incurred by Holder not expressly included above shall be borne by Holder.

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         3. Indemnification. In the event that any shares owned by Holder are included in a Registration Statement under paragraph 1:

                  (a) The Company will indemnify and hold harmless Holder and any underwriter (as defined in the 33 Act) for Holder from and against any and all loss, damage, liability, cost and expense to which Holder or any such underwriter may become subject under the 33 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Holder or such underwriter.

                  (b) Holder will, jointly and severally, indemnify and hold harmless the Company and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any underwriter may become subject under the 33 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with information furnished by Holder.

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                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraphs (a) or (b) of this paragraph 3 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         4. Rule 144. The Company covenants and agrees to use reasonable efforts to file such reports and/or make available such information as is required in order for Rule 144 to be available to Holder at any time that Holder would otherwise be eligible to sell pursuant to Rule 144.


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